UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2015

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the SEC on June 3, 2010, Exelixis, Inc., a Delaware corporation (the "Company" or "Borrower"), entered into a Note Purchase Agreement dated as of June 2, 2010 with Deerfield Private Design Fund, L.P., a Delaware limited partnership (“DPDF”), and Deerfield Private Design International, L.P., a limited partnership organized under the laws of the British Virgin Islands (“DPDI”). The Note Purchase Agreement was subsequently amended on August 6, 2012, August 1, 2013, January 22, 2014, and July 10, 2014. The January 22, 2014 amendment provided Borrower with an option to require Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. (collectively the “New Deerfield Purchasers” and together with DPDF and DPDI, “Deerfield”) to acquire $100 million principal amount of the secured convertible notes issued under the Note Purchase Agreement (the “Notes”) and to extend the maturity date of the Notes to July 1, 2018, and provided that, if the extension option was exercised, the Notes bear interest on and after July 2, 2015 at a rate of 7.5% per annum to be paid in cash, quarterly in arrears, and 7.5% per annum to be added to the principal amount of the Notes on each quarterly interest payment date, for a total interest rate of 15% per annum.

On March 4, 2015, Borrower provided Deerfield notice that Borrower elected to require the New Deerfield Purchasers to acquire the Notes and extend the Maturity Date of the Notes issued under the Note Purchase Agreement to July 1, 2018. As a result of the Company’s exercise of the extension option, the Exercise Price (as defined in the Warrants) of the Warrants previously issued to the New Deerfield Purchasers will be adjusted to the lesser of (i) the Exercise Price as set forth in Section 3(c) of the Third Amendment to the Note Purchase Agreement and (ii) 120% of the Volume Weighted Average Price of the Company's Common Stock for the ten (10) Trading Days immediately following March 4, 2015, and the term of the Warrants will be extended by two years to January 22, 2018. The acquisition and extension of the Notes is expected to occur on July 1, 2015 and will be subject to customary closing conditions.
The description of the Note Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Note Purchase Agreement previously filed with the SEC, including all amendments and modifications thereto previously filed with the SEC. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Note Purchase Agreement, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

March 9, 2015	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary